Misonix Contact:	Investor Relations Contact:
Richard Zaremba	Joe Diaz, Lytham Partners
631-694-9555	602-889-9700
invest@misonix.com	mson@lythampartners.com

Misonix Appoints Stavros Vizirgianakis to Board of Directors

Board Expands to Seven Members

FARMINGDALE, NY – May 10, 2013 – Misonix, Inc. (NASDAQ: MSON), a surgical device company that designs, manufactures and markets innovative therapeutic ultrasonic products worldwide for spine surgery, cranial maxillo – facial surgery, neurosurgery, wound debridement, cosmetic surgery, laparoscopic surgery and other surgical applications, announced today that Mr. Stavros Vizirgianakis has been appointed to the Misonix Board of Directors. The addition of Mr. Vizirgianakis expands the Misonix Board to seven members, with five members considered to be independent directors. Mr. Vizirgianakis is a Misonix shareholder, having acquired 5.3 percent of the Company’s outstanding common stock in the open market in recent years.

Stavros Vizirgianakis has extensive medical device sales and marketing experience as a principal in Applied BioSurgical, a large medical device distributor in South Africa, and as a partner in MD Solutions Australasia PTY LTD, an Australian-based distributor of medical device products. Both companies are major distributors for a large number of medical device companies throughout the world.

Applied BioSurgical and MD Solutions have been exclusive distributors of Misonix products in their respective territories for many years.

Mr. Michael A. McManus, Jr., president and chief executive officer of Misonix, said, “We are very pleased to welcome Stavros Vizirgianakis to our Board of Directors. Stavros has a documented track record of success in marketing medical devices throughout the world. I have gotten to know Stavros over the years as he has successfully sold our products internationally. His industry knowledge, marketing experience, and his vast business relationships will be a great benefit to Misonix in the coming years.”

About Misonix:

Misonix, Inc. designs, manufactures and markets therapeutic ultrasonic medical devices. Misonix’s therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated to be in excess of $3 billion annually; Misonix’s proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company’s Web site at www.misonix.com.

Private Securities Litigation Reform Act of 1995

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  Investors are cautioned that forward looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships,  regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, and other factors discussed in the Company’s Annual Report on Form 10 K, subsequent Quarterly Reports on Form 10 Q and Current Reports on Form 8 K.  The Company disclaims any obligation to update its forward looking relationships.

# # #